Exhibit 10.8.3

THIRD AMENDMENT TO OFFICE LEASE

THIS THIRD AMENDMENT (this “Amendment”) is entered into as of Jan. 10th, 2012, by and between MS LPC MALIBU PROPERTY HOLDINGS, LLC, a Delaware limited liability company (“Landlord”), and IXIA, a California corporation (“Tenant”).

Recitals

A.           Landlord and Tenant entered into that certain Office Lease dated as of September 14, 2007 (the “Initial Lease”), as amended by that certain Amendment to Office Lease dated as of February 11, 2010 (the “First Amendment”), and as further amended by that certain Second Amendment to Office Lease dated as of November 15, 2010 (the “Second  Amendment”, and together with the Initial Lease and the First Amendment, the “Lease”), pursuant to which Tenant leased from Landlord approximately 84,124 rentable square feet of space in three buildings located at 26601, 26701 and 26677 West Agoura Road, Calabasas, CA (the “Original Premises”), plus approximately 1,767 rentable square feet of space which is a portion of Suite B100 on the first floor of Building “B” within the Project, located at 26707 West Agoura Road and leased pursuant to the Second Amendment (the “Expansion Premises,” and together with the Original Premises, the “Premises”), which are part of an office project known as “Corporate Center – Calabasas” (the “Project”).

B.           Tenant has requested an extension of the “Expansion Term” (as defined in the Second Amendment) relating to the Expansion Premises (the “Expansion Term”), and Landlord has agreed to allow such extension, on the terms and conditions set forth in this Amendment.

Agreement

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are acknowledged, Landlord and Tenant agree as follows:

1.           Extension of Expansion Term. The Expansion Term relating to the Expansion Premises is hereby extended for an additional twelve (12) month period, commencing on June 1, 2012, and expiring (unless terminated earlier in accordance with the provisions of the Lease) on May 31, 2013 (the “Extension Term”).

2.           Condition of Expansion Premises. Tenant agrees that Landlord shall not be obligated to provide or pay for any improvements, work or services relating to any improvement, remodeling or refurbishment of the ‘Expansion Premises, and Tenant shall continue to occupy the Expansion Premises in their “AS IS” condition as of the commencement of the Extension Term.

3.           Rent. Rent for the Expansion Premises shall continue at the rate in effect immediately prior to the commencement of the Extension Term.

4.           Elimination of Right to Relocate. Landlord agrees that from and after the date of this Amendment, Landlord shall no longer have the right to relocate the Expansion Premises as stated in Section 11 of the Second Amendment, and Section 11 of the Second Amendment is hereby deleted in its entirety.

1	THIRD AMENDMENT TO LEASE

Exhibit 10.8.3

5.           New Suite Number for Expansion Premises. Without in any way altering the location, size or configuration of the Expansion Premises, effective as of the date hereof, the Expansion Premises shall be known as “Suite B101.”

6.           Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Amendment, excepting only CB Richard Ellis (the “Brokers”), who will be paid a brokerage fee pursuant to a separate signed agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Broker.

7.           Incorporation of Second Amendment. Except as expressly stated in this Amendment, all of the terms, conditions and covenants of the Second Amendment (including the terms, conditions and covenants of the Lease that were incorporated into the Second Amendment) shall continue to apply to Tenant’s use of the Expansion Premises.

8.           Counterparts. This Amendment may be executed in multiple counterparts, each of which is to be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

9.           Ratification of Lease. This Amendment shall have no effect on the Original Premises or the Lease as it applies to the Original Premises. Except as expressly stated in this Amendment, the Lease remains in full force and effect without modification.

SIGNATURES APPEAR ON THE FOLLOWING PAGE

2	THIRD AMENDMENT TO LEASE

Exhibit 10.8.3

IN WITNESS WHEREOF, Tenant and Landlord have caused this Amendment to be executed by their duly authorized representatives as of the date set forth above.

MS LPC MALIBU PROPERTY HOLDINGS,
LLC, a Delaware limited liability company

By:         /s/ David Binswanger
Name:    David Binswanger
Title:      Vice President

IXIA, a California corporation

By:         /s/ Ronald W. Buckly
Name:    Ronald W. Buckly
Title:      Sr. V.P. and General Counsel

3	THIRD AMENDMENT TO LEASE